Exhibit 3.3

Effective as of May 29, 2026

AMENDED AND RESTATED

BYLAWS

OF

ENVIRI II CORPORATION

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office and registered agent of Enviri II Corporation (the “Corporation”) in the State of Delaware shall be as set forth from time to time in the Corporation’s certificate of incorporation (as the same may be amended, restated or otherwise modified from time to time, the “Certificate of Incorporation”).

Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or as the business of the Corporation may require as shall be determined by any officer of the Corporation.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and as shall be stated in the notice of said meeting, for purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these amended and restated bylaws of the Corporation (as the same may be amended, restated or otherwise modified from time to time, these “Bylaws”). The Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

To be properly brought before an annual meeting, business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 1 and through the time of the annual meeting and (ii) complies with the notice procedures set forth in this Section 1.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (“Secretary”) and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice to the Secretary must be delivered to, or mailed and received at, the principal executive offices of the Corporation, on a date not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the immediately preceding year’s annual meeting (which date, for purposes of determining timely notice to bring a stockholder action at the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) are first publicly traded, shall be deemed to be April 24, 2026); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date or if no annual meeting was held (or, in accordance with the foregoing, deemed to have been held) in the preceding year, notice by the stockholder in order to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is made less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement was made or notice of the date of such meeting is mailed, whichever first occurs (such time periods with respect to a notice, “Notice Time Periods”). In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of a meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. As used in these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.

To be in proper written form a stockholder’s notice to the Secretary, with respect to nominations of persons for election or reelection to the Board of Directors, must set forth the information required by Sections 2(a) and 2(b) of Article III.

To be in proper written form a stockholder’s notice to the Secretary, with respect to any business other than with respect to nominations of persons for election or reelection to the Board of Directors, must set forth:

(a) as to each matter of business such stockholder proposes to bring before the annual meeting:

(i) a reasonably brief description of the business desired to be brought before the annual meeting,

(ii) the full text of the proposal or business (including the full text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws or the Certificate of Incorporation, the language of the proposed amendment),

(iii) the reasons for conducting such business at the annual meeting, and

(iv) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such stockholder, the beneficial owner, if any, on whose behalf the business is proposed to be brought and any Associated Person (as defined below in Section 2 of Article III) of such stockholder or beneficial owner in connection with the solicitation of proxies in support of such proposed business by such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is proposed to be brought and any Associated Person of such stockholder or beneficial owner for which information would be required to be provided under clauses (iii), (iv), (vii) or (viii) of this Section 1(b) or under clause (iv) of Section 1(a) of this Article II:

(i) the name and address of such stockholder, as they appear on the Corporation’s books and records, of such beneficial owner, if any, and of each such Associated Person,

(ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each such Associated Person,

(iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares were acquired and the investment intent of such acquisition, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock the Corporation (each of the foregoing, for the purpose of this clause, a “Derivative Instrument”), in each case that is, directly or indirectly, owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such stockholder, by such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder, such beneficial owner if any, or any Associated Person of such stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such stockholder, such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments (the disclosures to be made pursuant to the foregoing sub-clauses (iii)(A) through (F) are referred to as “Disclosable Interests”); provided, however, that this clause (b)(iii) shall not require that disclosure be made with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is an Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner,

(iv) a description of all arrangements or understandings between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and any person or persons (including their names), on the other hand, relating to the Corporation or any of the shares of its capital stock, including any arrangements or understandings in connection with the proposal of such business by such stockholder, and any material interest of such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner in such business,

(v) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to bring such business before the meeting and an acknowledgement that, if such stockholder (or Qualified Representative) does not appear to present such proposed business at such meeting, the Corporation need not present such proposed business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(vi) a statement whether such stockholder or any other person known to the stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal,

(vii) any other information relating to such stockholder and beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business in a contested solicitation pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(viii) any other information as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the business is proposed to be brought and any Associated Person of such stockholder or beneficial owner required to be included in a stockholder’s notice to the Secretary under Section 2(b) of Article III that is not otherwise required under this Section 1(b),

(ix) in addition to the information required pursuant to the foregoing provisions of this Section 1(b), the Corporation may require any stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a business proposal to be brought before of a meeting of stockholders or that could be material to a reasonable stockholder’s understanding of the business proposal. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by such stockholder within 10 days after it has been requested by the Corporation, and

(x) the requirements under Sections 2(c)(v), 2(c)(vi), 2(c)(viii), and 2(c)(ix) of Article III shall apply to a notice of a business proposal, the stockholder giving the notice of such proposal, the beneficial owner, if any, on whose behalf the business is proposed to be brought and an Associated Person of such stockholder or beneficial owner, mutatis mutandis.

Any such notice shall be updated and supplemented not later than the five business days after the record date for the applicable meting to disclose the information referred to in clause (b) as of the record date.

The foregoing notice requirements shall be deemed satisfied by a stockholder or a beneficial owner with respect to a proposal of business if the stockholder or beneficial owner has notified the Corporation of such stockholder’s or beneficial owner’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s or beneficial owner’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.

The chair of the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. If a stockholder (or a Qualified Representative) does not appear at the meeting to present its proposed business, such proposed business shall not be transacted, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

Section 2. Special Meetings. Subject to the rights of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) with respect to such series, special meetings of stockholders may be called at any time only by (a) the Chair of the Board of Directors, the Board of Directors or the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or (b) the Secretary at the written request of the stockholders of record as of the Demand Record Date (as defined below) of not less than 25% (the “Requisite Percentage”) of the outstanding shares of common stock of the Corporation entitled to vote at the meeting (the “Requesting Group”) pursuant to the procedures set forth below, and may be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and stated in the notice of said meeting. The Board of Directors may, in its sole discretion, determine that a special meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the DGCL. The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chair of the Board of Directors, the Chief Executive Officer, the Secretary or the Board of Directors or shall have otherwise been brought before the meeting by or at the direction of the Board of Directors, the Chief Executive Officer, the Secretary or the Board of Directors. The Chair of the Board of Directors, the Chief Executive Officer or the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously called by any of them.

No stockholder may demand that the Secretary call a special meeting of stockholders pursuant hereto unless a stockholder of record shall have first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth: (a) as to each proposal to be considered at the special meeting, the information required in connection with such proposals pursuant to Section 1 of this Article II, or as to each director nominee, the information required of a director nominee pursuant to Section 2 of Article III, as the case may be; and (b) as to each Requesting Person (as defined below), the information required of a proposing stockholder pursuant to Section 1 of this Article II or Section 2 of Article III, as the case may be.

Within 10 business days after receipt of a request to fix a Demand Record Date in proper form and in compliance with this Section 2 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders of record entitled to demand that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within such 10 business day-period, the Demand Record Date in respect thereof shall be deemed to be the close of business on the 20th business day after the date on which such a request is received.

Without qualification, a special meeting of the stockholders shall not be called by the Secretary pursuant to this Section 2 unless stockholders of record who hold the Requisite Percentage as of the Demand Record Date timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the Corporation’s principal executive offices not later than the 60th day following the Demand Record Date. To be in proper form a demand to call a special meeting shall set forth: (a) as to each proposal to be considered at the special meeting, the information required in connection with such proposals pursuant to Section 2 of this Article II, or as to each director nominee, the information required of a director nominee pursuant to Section 2 of Article III, as the case may be; (b) with respect to any stockholder or stockholders and each beneficial owner submitting a demand to call a special meeting, any other information required to be provided pursuant to this Section 2 of a Requesting Person; and (c) a representation by each Requesting Person that such Requesting Person intends to hold his, her or its shares of the Corporation that constitute part of the Requisite Percentage as of the Demand Record Date through the date of the special meeting. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting.

If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), at any time there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall not be required to call and/or hold the special meeting.

The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (a) that does not comply with this Section 2, (b) that relates to an item of business to be transacted at such meeting that is not a proper matter for stockholder action, (c) that is received by the Secretary during the Notice Time Periods as defined in Section 1 of this Article II, (d) that includes an item of business to be transacted at such meeting or nomination to be considered at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (e) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) that was included in the Corporation’s notice (or any supplement thereto) as an item of business presented at any meeting of stockholders held within 120 days prior to receipt by the Secretary of the written demand, (f) if the Board of Directors calls an annual or special meeting of stockholders (in lieu of calling the special meeting to which the written demand relates), (g) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting, or (h) such written demand was made in a manner that involves a violation of Regulation 14A under the Exchange Act or other applicable law. However, it being understood that with respect to subsections (e) and (g) of this paragraph, the election of directors shall be deemed a “Similar Item” with respect to all items of business involving a proposal for the election of any director, but any proposal to remove any director or directors that is not accompanied with a proposal to elect one or more directors to fill any vacancy or vacancies resulting from such removal shall not be deemed a “Similar Item” with respect to the election of directors.

After receipt of demands in proper form and in accordance with this Section 2 from a stockholder or stockholders holding the Requisite Percentage, the Secretary shall duly call, and determine the place, if any, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 11 of this Article I, and the inspectors of the election shall be appointed pursuant to Section 9 of this Article I. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 4 of this Article I. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may (a) submit its own proposal or proposals for consideration at such a special meeting or (b) in lieu of calling the special meeting demanded by a stockholder or stockholders holding the Requisite Percentage, present a Similar Item for stockholder approval at any other meeting of stockholders that is held within 90 days after the date on which the Secretary receives a written demand for a special meeting in proper form from a stockholder or stockholders holding the Requisite Percentage.

The requirements under Sections 2(c)(v), 2(c)(vi), 2(c)(vii), 2(c)(viii) and 2(c)(ix) of Article III shall apply to a request to fix a Demand Record Date, a demand to call a special meeting and each Requesting Person, mutatis mutandis. In addition, each time a Requesting Person’s ownership position decreases following the delivery of information to the Secretary, such Requesting Person shall notify the Corporation of the decreased ownership position, together with any information reasonably requested by the Board of Directors to verify such ownership position, within 10 days of such decrease or as of the 5th day before the special meeting, whichever is earlier.

Notwithstanding anything in these Bylaws to the contrary, if the Board of Directors shall determine that any request to fix a Demand Record Date for a special meeting or any demand to call and hold a special meeting in respect of the request resulting in such Demand Record Date, was not properly made in accordance with this Section 2, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such Demand Record Date or submitting such a demand have not otherwise complied with this Section 2, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting.

For purposes of this Section 2, “Requesting Person” shall mean (i) the stockholder of record making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) each member of the Requesting Group, (iii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iv) any Associated Person of such stockholder or beneficial owner, but shall exclude any stockholder or beneficial owner that has provided such demand solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A.

Section 3. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

Section 5. Quorum and Adjournment. A quorum at any meeting of stockholders shall consist of the holders of a majority of the total voting power of the shares of capital stock of the Corporation present in person or by proxy and entitled to vote at the meeting, except as otherwise provided by law or the Certificate of Incorporation. Where a separate vote by a class or classes or series of stock is required by law or the Certificate of Incorporation, the holders of a majority of the total voting power of the shares of such class or classes or series of stock present in person or by proxy and entitled to vote on such matter, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Regardless of whether there is an absence of a quorum at any meeting or any adjournment thereof, the chair of the meeting may adjourn or recess such meeting from time to time. At any such adjourned or recessed meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. If any meeting of stockholders is adjourned or recessed to reconvene at a later time or date or different place, no notice need be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these Bylaws, provided that if any adjournment, whether a quorum is present or not, is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Organization. The Chair of the Board of Directors, any Vice Chair of the Board of Directors, the Chief Executive Officer, the President or a Vice President, or if none of the foregoing is present, such person as may be chosen by the Board of Directors, or if there are not remaining directors serving, such person as may be chosen by the holders of a majority of the total voting power of the shares of capital stock of the Corporation present in person or by proxy and entitled to vote at such meeting, shall call to order any meeting of the stockholders and act as chair of the meeting. The Secretary, or in his or her absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chair of the meeting shall choose any person present to act as secretary of the meeting. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the matters to be voted upon by the stockholders, the manner of voting and the conduct of discussion as seem to him or her in order. The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules, regulations and procedures as adopted by the Board of Directors, the chair of the meeting shall have the power to convene and (for any and no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair are necessary, appropriate or convenient for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; and (k) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of a meeting of stockholders, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine whether a matter of business was not properly brought before the meeting, and, if the chair should so determine, the chair shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors or the chair of the meeting after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 7. Voting. Except as otherwise provided by law or the Certificate of Incorporation, at every meeting of stockholders, each stockholder of the Corporation entitled to vote at such meeting shall be entitled to one vote for each share of stock held by such stockholder having voting power upon the matters in question.

Any vote with respect to the capital stock of the Corporation may be cast by the stockholder entitled to vote in person or by his or her proxy. A proxy may be authorized by an instrument in writing or by a transmission permitted by law and shall be filed in accordance with the procedure established for the meeting. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person (including by means of remote communication, if applicable) or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

A proxy shall not be revoked by the death or incapacity of the maker unless, before the authority is exercised, written notice of such death or incapacity is given to the Secretary. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether or not the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

When a quorum is present or represented at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the total voting power of the shares of capital stock of the Corporation present in person or by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Subject to the rights of the holders of one or more series of Preferred Stock, at each meeting of the stockholders for the election of directors, each nominee’s election as a director shall be decided by a majority of the votes cast with respect to such nominee by the holders of shares of capital stock of the Corporation present in person or by proxy and entitled to vote on such nominee; provided, however, that, if the number of nominees for election as director at such meeting exceeds the number of directors to be elected at such meeting (a “contested election”), directors shall be elected at such meeting by a plurality of the votes of the shares represented in person or by proxy at such meeting. For purposes of the foregoing, a majority of the votes cast with respect to a nominee means that the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” such nominee’s election. If a nominee for election as a director who is not an incumbent director does not receive a majority of the votes cast in an election that is not a contested election, such nominee shall not be elected. If an incumbent director who is a nominee for election as a director does not receive a majority of the votes cast in an election that is not a contested election, the incumbent director shall tender his or her resignation in writing to the Chair of the Board of Directors promptly following certification of the election results which resignation will be conditioned upon acceptance by the Board of Directors. The Governance Committee of the Board of Directors shall evaluate each such resignation tendered and shall recommend to the Board of Directors whether to accept or reject each such resignation. The Board of Directors shall act on each such resignation, taking into account the recommendation of the Governance Committee, within 90 days following the certification of the election results. Upon making its determination, the Board of Directors shall promptly disclose (i) its decision whether to accept or reject the incumbent director’s tendered resignation and (ii) if rejected, the reasons for rejecting the tendered resignation. The Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate and relevant. If a director’s resignation is not accepted by the Board of Directors, then such director shall continue to serve as a director, except as required by law.

Section 8. List of Stockholders. At least 10 days before every meeting of stockholders of the Corporation, the Secretary shall prepare and make a complete list of stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Nothing contained in this Section 8 of Article II shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 9. Inspectors of Election. Unless otherwise required by the Certificate of Incorporation or applicable law, or determined by the chair of the meeting to be advisable, the vote upon any matter need not be by ballot. In advance of any meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election, who need not be stockholders and who may be employees of the Corporation or one or more of its subsidiaries, to act at such meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of any such meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

If inspectors of election are appointed as aforesaid, they shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; determine the shares of capital stock of the Corporation represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares of capital stock of the Corporation represented at the meeting, and their count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. If there be three inspectors of election, the decision, act or certification of a majority shall be effective in all respects as the decision, act or certification of all.

Section 10. Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 11. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of capital stock of the Corporation or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification, Election and Terms. Subject to any rights of the holders of one or more series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors.

No person who shall have attained the age of seventy two prior to the next annual meeting of stockholders at which such person would otherwise stand for reelection at such annual meeting of stockholders shall be eligible to stand for election to the Board of Directors unless his or her nomination is approved by a vote of at least three-fourths of the members of the Board of Directors present at the meeting at which such approval is given. The directors shall be elected by the stockholders of the Corporation at their annual meeting, except as provided in Section 2 of Article II and Section 3 of this Article III, and each director shall hold office as set forth in the Certificate of Incorporation.

A director who tenders a resignation pursuant to Section 7 of Article II shall not vote with respect to the recommendation of the Governance Committee or the decision of the Board of Directors as to whether to accept his or her resignation. If, however, each member of the Governance Committee did not receive the required majority pursuant to Section 7 of Article II in the same uncontested election, then the Board of Directors will appoint a committee comprised solely of independent directors who either did not stand for reelection or did receive the required majority in that election to consider each tendered resignation and make a recommendation to the Board of Directors with respect thereto.

Nominations of persons for election to the Board of Directors at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors may be made at such meeting (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and through the time of such meeting and (ii) complies with the notice procedures set forth in this Section 2. In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to, or mailed and received at, the principal executive offices of the Corporation, (a) in the case of an annual meeting, within the Notice Time Periods as defined in Section 1 of Article II and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of a meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(i) the name, age, business address and residence address of the proposed nominee,

(ii) the employer and principal occupation of the proposed nominee,

(iii) a biographical profile and written questionnaire with respect to the background and qualifications of the proposed nominee, including educational background and business and professional experience, completed by the proposed nominee in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within 10 days after receiving such request),

(iv) a written representation and agreement completed by the proposed nominee in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within 10 days after receiving such request) providing that such proposed nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (C) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such proposed nominee within 5 business days after the Secretary receives any written request therefor from such proposed nominee), and all applicable fiduciary duties under state law; (D) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (E) intends to serve a full term as a director of the Corporation, if elected; (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (G) will tender his or her resignation as a director of the Corporation if the Board of Directors determines that such proposed nominee failed to comply with the provisions of this Section 2 in any material respect, provides such proposed nominee notice of any such determination and, if such non-compliance may be cured, such proposed nominee fails to cure such non-compliance within 10 business days after delivery of such notice to such proposed nominee,

(v) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past 3 years, and any other material relationships, between or among such proposed nominee or any of such proposed nominee’s affiliates or associates (each as defined below), on the one hand, and such stockholder, the beneficial owner, if any, on whose behalf the nomination is proposed to be made or any Associated Person of such stockholder or beneficial owner, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act as if such stockholder, beneficial owner, if any, and any Associated Person of such stockholder or beneficial owner were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant,

(vi) a description of any business or personal interests that could reasonably be expected to place such proposed nominee in a potential conflict of interest with the Corporation or any of its subsidiaries,

(vii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and

(viii) any other information relating to the proposed nominee or such proposed nominee’s associates that would be required to be disclosed in a proxy statement or other filings required to be made by such stockholder, the beneficial owner, if any, on whose behalf the nomination is proposed to be made or any Associated Person of such stockholder or beneficial owner in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(b) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is proposed to be made and any Associated Person of such stockholder or beneficial owner for which information would be required to be provided under clauses (iii) through (xiv), clauses (xvi), (xvii(II)), (xviii), (xix), (xx) or (xxiiii) of this Section 2(b) or under clauses (v) or (viii) of Section 2(a) of this Article III:

(i) the name and address of such stockholder as they appear on the Corporation’s books and records, such beneficial owner and each such Associated Person,

(ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each such Associated Person,

(iii) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such stockholder, by such beneficial owner, if any, and each Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition,

(iv) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner and any pledge by such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner with respect to any of such securities,

(v) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act,

(vi) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder, beneficial owner or Associated Person of such stockholder or beneficial owner receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,

(vii) all Disclosable Interests (as defined in Section 1 of Article II) of such stockholder, beneficial owner, if any, and each Associated Person of such stockholder or beneficial owner,

(viii) a complete and accurate description of all arrangements or understandings, written or oral, (I) between or among such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner or (II) between or among such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner may have reached with any stockholder or beneficial owner of shares of capital stock of the Corporation (including the name of such stockholder or beneficial owner) with respect to how such stockholder or beneficial owner will vote such stockholder’s or beneficial owner’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any proposed nominee or other business, as applicable, or other action to be taken, by such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner,

(ix) a complete and accurate description of all arrangements or understandings, written or oral, between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and each proposed nominee and any other person or persons (including their names), on the other hand, relating to the Corporation or any of the shares of its capital stock, including any arrangements or understandings pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner,

(x) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation,

(xi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity,

(xii) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner,

(xiii) any direct or indirect interest of such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement),

(xiv) a description of any material interest of such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner in any business proposed by such stockholder, if any, or the election of any proposed nominee,

(xv) a representation that (I) neither such stockholder, beneficial owner, if any, nor such Associated Person of such stockholder or beneficial owner has breached any contract or other agreement, arrangement or understanding with the Corporation, except as disclosed to the Corporation pursuant hereto and (II) such stockholder, beneficial owner, if any, and such Associated Person of such stockholder or beneficial owner has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2,

(xvi) a complete and accurate description of any performance-related fees (other than asset-based fees) to which such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including any such fees to which members of any Associated Person’s immediate family sharing the same household may be entitled,

(xvii) (I) a description of the investment strategy or objective, if any, of such stockholder, beneficial owner, if any, or such Associated Person of such stockholder or beneficial owner who is not an individual and (II) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner that contains or describes such stockholder’s, beneficial owner’s or Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation,

(xviii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, or such stockholder’s, beneficial owner’s or any Associated Person’s associates (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such stockholder, beneficial owner any Associated Person of such stockholder or beneficial owner or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D,

(xix) a certification that such stockholder, beneficial owner, if any, and each Associated Person of such stockholder or beneficial owner has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s, such beneficial owner’s or such Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such stockholder’s or such Associated Person’s acts or omissions as a stockholder of the Corporation, if such stockholder, beneficial owner or Associated Person is or has been a stockholder of the Corporation,

(xx) any other information relating to such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, or such stockholder’s, beneficial owner’s or Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the election of any proposed nominee in a contested election (or, as applicable, the business proposed by a stockholder pursuant to Section 1 of Article II in these Bylaws) or otherwise pursuant to the Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(xxi) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons named as nominees in the notice, and an acknowledgement that, if such stockholder (or a Qualified Representative) does not appear to present such proposed nominee at such meeting, the Corporation need not present such proposed nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation,

(xxii) a statement whether such stockholder or any other person known to the stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal,

(xxiii) a complete and accurate description of any pending or, to such stockholder’s or beneficial owner’s, if any, knowledge, threatened legal proceeding in which such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner is a party or participant involving the Corporation or, to such stockholder’s or beneficial owner’s knowledge, any current or former officer, director, affiliate or associate of the Corporation,

(xxiv) identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to support the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and

(xxv) a representation from such stockholder as to whether such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner intends or is part of a group that intends to (A) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation, provided, however, that the disclosures in the foregoing subclauses (i) through (xxv) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder giving the notice solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(c) Additional Information:

(i) In addition to the information required pursuant to the foregoing provisions of this Section 2 of Article III, the Corporation may require any stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder within 10 days after it has been requested by the Corporation.

(ii) The Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board of Directors or any committee thereof.

(iii) A stockholder’s notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. Any such notice shall be updated and supplemented not later than five business days after the record date for the applicable meeting to disclose the information referred to in clause (b) as of the record date.

(iv) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2 of Article III, or the person is nominated by the Board of Directors. The chair of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2, and if he or she should so determine, he or she shall so declare to the meeting and any such defective nomination shall be disregarded. If the nominating stockholder (or a Qualified Representative) does not appear at the meeting to present its proposed nominee(s), such nominee(s) shall be disregarded, notwithstanding that proxies with respect to such vote may have been received by the Corporation. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.

(v) A stockholder shall update such stockholder’s notice provided under the foregoing provisions of this Section 2, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (a) the record date for determining the stockholders entitled to receive notice of the meeting and (b) the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (i) be received by the Secretary at the principal executive offices of the Corporation (A) not later than the close of business 5 business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (a)) and (B) not later than the close of business 7 business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (b)), (ii) be made only to the extent that information has changed since such stockholder’s prior submission and (iii) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2 shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2 and shall not extend the time period for the delivery of notice pursuant to this Section 2. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.

(vi) If any information submitted pursuant to this Section 2 shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2. Any such stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2 (including if any stockholder or any Associated Person of such stockholder no longer intends to solicit proxies in accordance with the representation made pursuant to clause (b)(xxv) of this Section 2) within 2 business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within 7 business days after delivery of such request (or such other period as may be specified in such request), (a) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 2 of Article III and (b) a written affirmation of any information submitted by such stockholder pursuant to this Section 2 as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2 of Article III.

(vii) If (A) any stockholder or any Associated Person of such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) such stockholder or Associated Person subsequently (x) notifies the Corporation that such stockholder or Associated Person of such stockholder no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies solicited for such proposed nominee. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than 5 business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(viii) In addition to complying with the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(ix) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices.

(x) For purposes of these Bylaws, (a) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (b) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (c) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (d) a “Qualified Representative” of a stockholder giving the notice means (I) a duly authorized officer, manager or partner of such stockholder or (II) a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such stockholder to the Corporation prior to the making of any nomination or proposal at a meeting of stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (e) “Associated Person” shall mean, with respect to a stockholder giving the notice and if different from such stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder giving the notice is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such stockholder or beneficial owner(s), (II) any member of the immediate family of such stockholder giving the notice or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with, or is otherwise known by such stockholder giving the notice or other Associated Person of such stockholder to be acting in concert with, such stockholder, such beneficial owner(s) or any other Associated Person of such stockholder with respect to the stock of the Corporation, (IV) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Associated Person, (V) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder giving the notice, such beneficial owner(s) or any other Associated Person with respect to any proposed business or nominations, as applicable, (VI) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder or any other Associated Person (other than a stockholder that is a depositary) and (VII) any proposed nominee.

Section 3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of authorized directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled in accordance with the Certificate of Incorporation. Any director elected in accordance with the preceding sentence shall hold office until the next election of the class, if any, for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified, or until any such director’s earlier death, resignation, retirement, disqualification or removal. Notwithstanding the foregoing, from and after the 2030 annual meeting of stockholders, any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified, or until any such director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of authorized directors constituting the total number of directors that the Corporation would have if there were no vacancies shall shorten the term of any incumbent director.

Section 4. Removal. Any director of the Corporation may be removed from office in the manner provided in the Certificate of Incorporation and applicable law.

Section 5. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chair of the Board of Directors, the President of the Corporation (the “President”) or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time or upon the happening of any event specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Chair of the Board of Directors. The Chair of the Board of Directors and any Vice Chair of the Board of Directors shall be chosen from among the directors and may be the Chief Executive Officer. The Chair shall preside over all meetings of the Board of Directors. In the absence of the Chair of the Board of Directors, a Vice Chair of the Board of Directors, the Chief Executive Officer, the President or another director, in the order designated by the Chair of the Board of Directors, shall preside at meetings of the Board of Directors.

Section 7. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times and places as may at any time be fixed by resolution of the Board of Directors and may be held without further notice. A meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the stockholders.

Special meetings of the Board of Directors may be held at any time upon the call of the Chair of the Board of Directors, the President or three of the directors then in office. Notice of any special meeting shall be given to each director orally, electronically or otherwise in writing, and shall contain the place, time and date of the meeting. Meetings may be held at any time without notice if those not present waive notice of the meeting in writing.

Notice of any meeting of the Board of Directors stating the place, date and time of the meeting shall be given to each director by mail posted not less than 5 days before the date of the meeting, by nationally recognized overnight courier deposited not less than 2 days before the date of the meeting or in person, by phone or by email, facsimile or other means of electronic transmission delivered or sent not less than 24 hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 8. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may designate one or more committees, consisting of one or more directors of the Corporation, which shall have and may exercise, to the extent permissible under the DGCL and the Certificate of Incorporation, such powers as shall be conferred or authorized by the resolution appointing them. The Board of Directors shall have the power at any time to change the members of any such committee, to fill vacancies thereon and to discharge any such committee.

Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members then serving on the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present.

Section 10. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be appointed by the Board of Directors or a duly authorized committee thereof and shall include a Chief Executive Officer, a President, a Treasurer and a Secretary and may include such other officers as may from time to time be appointed by the Board of Directors or a duly authorized committee thereof, including, without limitation, Assistant Secretaries, Assistant Treasurers and one or more Vice Presidents. Any number of offices may be held by the same person.

Section 2. Term and Removal. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until such officer’s successor shall have been duly elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. Any officer may resign at any time in the same manner prescribed under Section 5 of Article III. A vacancy in any office arising from any cause may be filled by the Board of Directors.

Section 3. Powers and Duties. The officers of the Corporation shall each have such powers and shall perform such duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

(a) Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of and shall have supervision over the business and affairs of the Corporation, subject to the power and authority of the Board of Directors. In addition, the Chief Executive Officer shall have such further powers and perform such other duties as from time to time are assigned to the Chief Executive Officer by the Board of Directors. The Chief Executive Officer may also serve as President, if so appointed by the Board of Directors.

(b) President. If the Board of Directors elects a President who is not the Chief Executive Officer, the President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. In addition, the President shall have such further powers and perform such other duties as from time to time are assigned to the President by the Board of Directors.

(c) Vice Presidents. Each Vice President, including any Vice President designated as Executive, Senior or otherwise, shall have such powers and shall perform such duties as shall be assigned to such Vice President by the Board of Directors, the Chief Executive Officer or the President.

(d) Treasurer. The Treasurer shall have custody of all funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall cause all moneys and other valuables to be deposited in the name and to the credit of the Corporation in such depositaries as the Board of Directors or its designees selected for such purposes may direct. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Treasurer shall render to the Chief Executive Officer, the President and the Board, upon their request, a report of all his or her transactions as Treasurer and of the financial condition of the Corporation. In addition, the Treasurer shall have such further powers and perform such other duties as from time to time are assigned to the Treasurer by the Board of Directors, the Chief Executive Officer or the President.

(e) Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law. The Secretary shall have custody of the corporate seal of the Corporation, if one shall be adopted. The Secretary shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed. In addition, the Secretary shall have such further powers and perform such other duties as from time to time are assigned to the Secretary by the Board of Directors, the Chief Executive Officer or the President.

(f) Assistant Treasurers and Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are appointed, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors, the Chief Executive Officer or the President shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as from time to time are assigned to such Assistant Treasurer or Assistant Secretary by the Board of Directors, the Chief Executive Officer or the President.

Section 4. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time appoint such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5. Corporate Funds and Checks. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary, or such officer or officers, agent or agents as may be authorized from time to time by the Board of Directors.

Section 6. Contracts and Other Documents. The Chief Executive Officer, the President, each Vice President, the Treasurer or the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 7. Ownership of Equity Interests or other Securities of Another Entity. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 8. Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

ARTICLE V

STOCK

Section 1. Form of Certificates. The shares of stock of the Corporation will be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by, or in the name of, the Corporation by the Chair of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, if any, by the holder thereof in person or by such person’s attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation evidence of such loss, theft or destruction and a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

Section 4. Transfer Agent Registrar. The Board of Directors may appoint one or more transfer agents and/or registrars, and may require all certificates of stock, if any, to bear the signature or signatures of any of them. Any such transfer agent and registrar shall transfer stock in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.

Section 5. Regulations. Notwithstanding anything to the contrary in these Bylaws, at all times that any stock of the Corporation (“Listed Stock”) is listed on a stock exchange, the shares of Listed Stock shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Listed Stock be eligible for issue in book-entry form. All issuances and transfers of shares of Listed Stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated (if any) and uncertificated form.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following.

ARTICLE VII

CORPORATE SEAL

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock (as defined in the Certificate of Incorporation)), the stockholders, by the affirmative vote of the holders of a majority of the total voting power of all of the outstanding shares of the Corporation’s capital stock entitled to vote thereon, voting together as a single class, may at any regular or any special meeting amend, alter, change or repeal these Bylaws, if notice that such matter is to be presented is contained in the notice of the meeting.

The Board of Directors, by the affirmative vote of a majority of its members, may at any regular or any special meeting amend, alter, change or repeal these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation.

ARTICLE IX

NOTICE AND WAIVER OF NOTICE

Section 1. Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, and if given by any other form, including any form of electronic transmission permitted by the DGCL, shall be deemed given as provided in the DGCL. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 2. Waiver. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE X

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article X with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. Any reference to an officer of the Corporation in this Article X shall be deemed to refer exclusively to the Chief Executive Officer, the President, the Treasurer and the Secretary of the Corporation appointed pursuant to Article IV, and to any Vice President, Assistant Treasurer, Assistant Secretary or other officer of the Corporation appointed by the Board of the Directors pursuant to Article IV, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer elected by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this Article X unless such person’s appointment to such office was approved by the Board of Directors pursuant to Article IV or by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise.

Section 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article X, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article X (which shall be governed by Section 3 of this Article X (hereinafter, an “advancement of expenses”)); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee pursuant to this Section 2 in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon the delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), which the delivery of an indemnification agreement shall satisfy, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Section 1 of this Article X and this Section 2 or otherwise.

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article X is not paid in full by the Corporation within (i) 60 days after a written claim for indemnification has been received by the Corporation or (ii) 30 days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

Section 4. Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses to any indemnitee under this Article X, or the entitlement of any indemnitee to indemnification or advancement of expenses under this Article X, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses may be entitled under any law, certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

Section 5. Nature of Rights. The rights conferred upon indemnitees in this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article X that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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